EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 7, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2008 – June 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.2%	-2.2%	-4.3%	-9.7%	-4.6%	-5.4%	0.5%	-5.4%	10.7%	-25.8%	-0.5	-0.7
B**	-2.3%	-2.3%	-4.5%	-10.3%	-5.2%	-6.0%	N/A	-6.0%	10.7%	-28.0%	-0.5	-0.7
Legacy 1***	-2.2%	-2.2%	-3.3%	-7.8%	-2.7%	N/A	N/A	-3.8%	10.6%	-20.2%	-0.3	-0.5
Legacy 2***	-2.2%	-2.2%	-3.4%	-8.0%	-3.0%	N/A	N/A	-4.2%	10.5%	-20.8%	-0.3	-0.5
Global 1***	-2.1%	-2.1%	-3.1%	-7.2%	-3.7%	N/A	N/A	-4.6%	10.1%	-19.4%	-0.4	-0.6
Global 2***	-2.1%	-2.1%	-3.2%	-7.5%	-3.9%	N/A	N/A	-4.9%	10.1%	-20.4%	-0.4	-0.6
Global 3***	-2.2%	-2.2%	-3.9%	-9.0%	-5.6%	N/A	N/A	-6.6%	10.0%	-26.0%	-0.6	-0.8

S&P 500 Total Return Index****	0.8%	0.8%	16.3%	23.3%	19.3%	7.5%	7.5%	7.5%	18.4%	-41.8%	0.5	0.6
Barclays Capital U.S. Long Gov Index****	-0.4%	-0.4%	-5.0%	-5.4%	7.2%	8.1%	6.4%	8.1%	13.6%	-12.3%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					32%
Energy	7%	Long	Crude Oil	1.8%	Long	7%	Long	Crude Oil	1.8%	Long
			Natural Gas	1.3%	Long			Natural Gas	1.3%	Long
Grains/Foods	15%	Short	Soybeans	3.9%	Long	15%	Short	Soybeans	3.9%	Long
			Sugar	2.8%	Short			Sugar	2.8%	Short
Metals	10%	Short	Gold	3.5%	Short	10%	Short	Gold	3.5%	Short
			Copper	1.4%	Short			Copper	1.4%	Short
FINANCIALS	68%					68%
Currencies	24%	Long $	Japanese Yen	3.0%	Short	24%	Long $	Japanese Yen	3.0%	Short
			Euro	2.7%	Long			Euro	2.7%	Long
Equities	32%	Long	S&P 500	4.4%	Long	32%	Long	S&P 500	4.4%	Long
			Dax Index	3.2%	Long			Dax Index	3.2%	Long
Fixed Income	12%	Short	Bunds	2.3%	Long	12%	Short	Bunds	2.3%	Long
			Australian Bills	1.8%	Long			Australian Bills	1.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied to a one-week high after the U.S. Energy Information Administration reported a larger-than-expected decrease in U.S. inventories.  Natural gas markets moved nearly 4% lower as the same industry reports showed an increase in domestic natural gas supplies.

Grains/Foods
Wheat prices experienced modest declines as weak export data prompted liquidations.  Corn and soybean prices rose due to uncertainty surrounding upcoming weather in key U.S. farming areas.  Cocoa prices surged nearly 8% following reports of weak supplies from West Africa.

Metals
Precious metals markets registered declines due to a selloff triggered by better-than-expected U.S. employment data for May.  Copper markets fell as bullish employment data supported speculation the U.S. Federal Reserve will begin to slow its bond-buying initiative, a move that would put pressure on industrial demand.   Aluminum prices moved higher following reports a major producer in China was cutting output due to weak global economic conditions.

Currencies
The U.S. dollar weakened sharply as early-week bearish economic data and uncertainty ahead of Friday’s employment report prompted the liquidation of dollar-based assets.  The euro posted strong gains due to speculation the European Central Bank may consider moving the bank deposit rate into negative territory to encourage more inter-bank lending and to support Eurozone growth.

Equities
Japan’s Nikkei 225 index declined nearly 7.5% as the yen’s sharp rally against international counterparts weighed heavily on the nation’s export industries.  North American equity markets overcame early-week losses to finish higher, driven by the bullish employment report.  In the Eurozone, equity markets were under pressure due to weak German industrial production data and growth concerns expressed by the European Central Bank.

Fixed Income
U.S. and German fixed-income markets finished nearly flat as the bullish effect of weak European data was mostly offset by the bearish impact of an improvement in the U.S. employment situation.  Prices in the UK debt markets moved lower due to forecasts for weaker demand following the Bank of England’s decision to keep the parameters of its bond-buying program unchanged.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.